As filed with the Securities and Exchange Commission on April 19, 2017

Registration No. 333-211319

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRONTIER COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-0619596
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

401 Merritt 7 Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

Frontier Communications Savings and Security Plan for West Region Hourly Employees

(Full Title of Plan)

R. Perley McBride Executive Vice President and Chief Financial Officer Frontier Communications Corporation 401 Merritt 7 Norwalk, Connecticut 06851	Copies to: David M. Eaton Kilpatrick Townsend & Stockton LLP 1100 Peachtree Street, N.E., Suite 2800 Atlanta, Georgia 30309 (404) 815-6500
(Name and Address of Agent for Service)

(203) 614-5600
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment (this “Amendment”) relates to the Registration Statement on Form S-8 (No. 333-211319) (the “Registration Statement”) filed by Frontier Communications Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission on May 12, 2016 with respect to the Frontier Communications Savings and Security Plan for West Region Hourly Employees. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing this Amendment to remove from registration all of the securities that were registered under the Registration Statement and remain unsold as of the date of this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on the 19th day of April, 2017.

FRONTIER COMMUNICATIONS CORPORATION

By:	/s/ R. Perley McBride
R. Perley McBride Executive Vice President and Chief Financial Officer

No other person is required to sign this Amendment in reliance upon Rule 478 under the Securities Act.